DERIVED INFORMATION [10/25/06]

[$1,117,225,000]
Senior, Mezzanine & Subordinate Bonds Offered
(Approximate)

[$1,128, 725,100]
Total Certificates Offered & Non-Offered
(Approximate)

Home Equity Pass-Through Certificates, Series 2006-8

Credit Suisse First Boston Mortgage Securities Corp.
Depositor
[U.S. Bank, N.A.]
Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

(US$)	FICO
Combined LTV	<= 550	551 - 575	576-600	601- 620	621-640	641-660	661-680	681-700	701-720	721-740	741-759	>= 760
<= 60%	13,979,598	7,124,175	14,851,302	6,155,298	4,679,199	3,267,464	2,537,943	2,645,120	1,217,820	1,001,294	923,634	1,772,088
61% - 65%	8,155,307	4,026,221	5,268,261	3,885,883	3,643,345	2,090,656	1,261,622	1,275,260	554,283	2,689,211	251,146	-
66% - 70%	11,958,199	10,008,151	9,751,406	8,910,749	6,133,348	2,838,001	1,018,740	1,343,452	1,126,884	1,228,302	1,553,477	-
71% - 75%	16,622,908	12,063,473	14,721,387	11,224,687	5,338,724	4,432,498	2,854,272	2,876,420	956,561	445,665	524,697	-
76% - 80%	27,538,176	20,930,749	23,182,346	20,875,619	17,577,480	12,764,310	7,337,322	5,308,994	3,491,725	2,349,567	1,402,674	1,464,827
81% - 85%	17,879,252	17,670,122	25,353,872	15,966,753	9,009,262	12,710,164	6,063,683	4,805,639	2,446,194	2,554,331	1,707,615	143,328
86% - 90%	7,636,348	17,201,225	29,309,826	23,250,132	27,722,797	14,341,908	11,867,447	4,619,193	3,740,804	3,922,986	2,467,426	2,526,612
91% - 95%	2,168,839	2,714,132	6,951,132	9,589,196	9,023,506	5,924,303	5,943,327	5,158,593	2,109,287	1,123,166	299,916	556,488
96% - 100%	2,769,472	1,908,881	37,637,167	57,763,318	68,433,093	88,638,424	71,072,457	48,886,006	36,110,435	21,850,908	15,879,892	12,603,991
> 100%	-	-	-	-	-	-	-	-	-	-	-	-
Lien
1st	108,320,591	93,440,059	158,809,606	148,947,058	146,633,150	137,449,457	103,328,287	72,074,905	47,622,339	35,030,790	23,506,060	17,599,797
2nd	387,508	207,070	8,217,095	8,674,578	4,927,604	9,558,270	6,628,525	4,843,771	4,131,653	2,134,641	1,504,419	1,467,538
Junior Lien(s) (CLTVs)
<= 80%	-	-	-	-	-	-	-	-	-	-	-	-
81% - 85%	-	-	-	-	-	316,912	-	-	-	-	-	-
86% - 90%	-	-	-	20,987	-	-	89,916	-	-	-	25,454	-
91% - 95%	-	-	193,618	206,856	203,560	294,311	232,693	324,760	57,589	54,881	-	-
96% - 100%	387,508	207,070	8,023,476	8,446,735	4,724,044	8,947,047	6,305,916	4,519,011	4,074,064	2,079,760	1,478,965	1,467,538
> 100%	-	-	-	-	-	-	-	-	-	-	-	-
Orig. Loan Balance
< $100,000	15,011,430	10,339,144	22,779,190	21,150,307	12,177,600	14,163,077	8,197,415	5,243,852	3,327,925	2,429,516	919,426	660,947
$100,000 - $150,000	20,336,386	15,495,204	23,215,426	23,179,721	18,828,639	17,551,395	8,999,112	8,226,627	4,661,703	2,742,954	1,278,821	1,818,724
$151,000 - $200,000	19,536,540	16,054,649	24,969,169	21,874,543	21,893,331	19,253,101	12,759,675	7,207,198	5,642,091	4,234,491	2,610,691	1,878,407
$201,000 - $250,000	15,103,475	14,561,537	21,188,278	19,713,812	24,654,506	20,260,676	13,355,399	8,143,981	5,436,477	4,072,466	2,655,381	929,626
$251,000 - $300,000	9,597,960	8,773,417	18,414,974	15,955,687	15,182,470	16,449,179	12,766,887	6,565,420	5,565,453	2,936,714	3,758,422	3,106,059
$301,000 - $350,000	10,340,813	7,462,556	13,357,716	12,049,074	15,243,242	15,849,333	9,685,421	9,108,077	5,196,877	3,919,556	4,128,509	347,666
$351,000 - $400,000	7,732,058	7,976,525	15,665,662	12,384,072	9,360,514	11,617,579	10,228,999	6,447,370	5,537,431	4,871,103	1,488,064	1,114,475
$401,000 - $450,000	4,319,187	4,647,712	6,799,306	7,269,097	12,002,621	8,967,915	8,507,909	7,312,056	5,501,921	2,601,566	2,042,656	1,734,933
$451,000 - $500,000	3,855,976	1,918,376	7,100,806	8,102,283	10,043,255	5,233,047	8,497,271	4,293,859	2,919,232	2,406,951	950,744	937,585
> $500,000	2,874,275	6,418,007	13,536,175	15,943,039	12,174,576	17,662,424	16,958,723	14,370,236	7,964,884	6,950,114	5,177,765	6,538,912
Loan Purpose
Purchase	10,076,389	11,216,947	46,151,084	52,966,244	66,124,843	78,202,431	68,789,552	47,046,700	35,442,115	22,071,918	17,304,175	12,764,357
Refinance - Rate Term	5,968,004	7,517,825	11,240,843	12,035,182	6,787,245	8,407,881	6,601,804	5,891,196	3,180,561	2,927,924	916,729	703,627
Refinance - Cashout	92,663,707	74,912,356	109,634,774	92,620,210	78,648,666	60,397,415	34,565,456	23,980,780	13,131,315	12,165,589	6,789,575	5,599,351
Documentation Type
Full	76,888,964	64,760,283	123,391,597	114,311,342	102,950,542	75,239,810	43,187,880	34,274,351	19,241,175	12,695,602	7,654,598	6,840,610
Reduced	2,409,211	6,197,115	7,995,555	8,818,068	16,614,178	31,156,744	33,102,331	17,942,753	13,270,046	11,466,966	7,345,459	5,623,394
No Income/ No Asset	-	-	-	-	-	384,423	739,049	-	394,829	-	650,000	-
Stated Income / Stated Assets	29,409,924	22,689,731	35,639,549	34,492,226	31,996,034	40,226,751	32,927,552	24,701,572	18,847,941	13,002,863	9,360,421	6,603,330
Occupancy
Owner-Occupied	107,704,085	90,793,606	163,073,604	151,995,444	144,981,894	140,458,445	104,558,117	72,500,055	49,492,341	33,733,774	21,772,944	18,083,755
Second Home	-	74,967	1,385,985	1,965,343	919,984	557,105	989,443	1,289,616	584,000	1,290,385	-	735,416
Investment Property	1,004,014	2,778,556	2,567,111	3,660,849	5,658,876	5,992,178	4,409,252	3,129,005	1,677,652	2,141,272	3,237,535	248,164
Property Type
Single Family Residence	89,632,487	74,918,544	131,744,784	119,770,397	114,659,120	104,207,028	77,968,831	51,155,817	39,867,607	23,976,596	14,926,535	13,790,461
Condo	3,227,795	5,045,174	7,220,772	8,912,000	10,128,701	8,663,201	7,182,182	6,511,840	3,258,558	2,452,110	2,074,366	703,962
2 Family	2,569,063	3,693,493	5,452,445	4,889,747	6,785,458	5,668,454	3,831,102	4,537,651	2,934,270	2,701,788	2,217,465	944,874
3-4 Family	1,062,838	1,161,235	1,068,985	2,810,910	2,153,423	4,061,361	1,378,306	2,758,380	958,645	2,814,047	402,404	199,872
PUD	12,215,916	8,828,683	21,539,715	21,238,582	17,834,052	24,407,683	19,596,391	11,954,988	4,734,913	5,220,889	5,389,708	3,428,166
MH	-	-	-	-	-	-	-	-	-	-	-	-
DTI
< 30%	12,806,310	12,003,152	20,431,312	13,719,424	11,856,552	15,455,913	9,186,394	4,753,331	2,275,112	2,840,236	861,726	339,210
30% - 34%	10,010,331	8,442,040	10,702,949	14,155,088	11,373,453	8,829,019	4,500,262	5,176,410	1,869,914	3,078,239	1,037,391	2,574,379
35% - 39%	17,558,927	13,639,624	24,168,113	21,740,893	18,371,959	16,012,127	11,546,938	9,361,414	7,197,874	4,534,789	1,719,933	1,768,741
40% - 44%	25,094,810	19,326,027	38,051,231	37,591,074	32,075,464	35,257,464	27,245,228	19,307,646	18,135,432	13,210,835	7,461,301	7,762,339
45% - 49%	31,671,972	29,710,063	57,800,939	48,752,111	49,448,587	53,873,719	46,174,227	27,870,805	18,966,589	9,329,975	10,472,971	5,337,569
50% - 54%	11,461,568	10,526,221	15,034,288	20,037,206	27,515,020	16,621,380	10,745,095	9,858,279	3,309,070	4,171,357	3,457,155	883,772
> 55%	104,182	-	837,869	1,625,839	919,719	958,105	558,668	590,790	-	-	-	401,324
Loan Type
Arm 2/28	45,873,240	27,244,468	40,034,707	20,401,383	23,446,507	20,788,071	15,471,432	5,980,825	3,153,443	5,100,566	2,282,993	1,112,738
Arm 2/28 - 120m IO	-	-	793,000	1,522,500	1,993,662	873,600	876,700	-	800,000	-	-	-
Arm 2/28 - 24m IO	-	-	-	658,597	850,784	256,500	-	-	-	-	-	-
Arm 2/28 - 60m IO	314,317	1,206,859	5,227,046	12,522,879	16,299,929	16,532,071	15,687,186	14,174,280	9,989,813	7,088,645	5,765,360	2,981,749
Arm 2/28 - Balloon 40/30	24,172,187	31,542,315	41,779,782	38,558,179	32,177,473	30,046,167	17,922,001	9,497,308	11,330,792	5,383,519	4,889,727	2,454,884
Arm 2/28 - Balloon 45/30	321,185	1,524,841	3,978,309	12,342,975	15,334,756	13,564,549	14,080,050	7,195,162	3,442,020	2,565,196	677,579	954,200
Arm 2/28 - Balloon 50/30	957,117	382,855	785,605	1,434,812	1,534,455	3,620,117	3,565,121	632,738	549,134	-	1,077,410	-
Arm 2/28 - Dual 40/30	219,509	1,058,788	1,132,956	609,846	1,409,838	691,366	381,150	420,253	-	-	-	-
Arm 3/27	8,462,398	4,563,629	12,006,938	5,614,126	4,505,006	4,808,241	3,500,311	3,174,999	1,813,062	610,346	249,592	1,193,824
Arm 3/27 - 120m IO	-	-	375,000	724,000	-	-	-	-	-	-	268,000	-
Arm 3/27 - 36m IO	-	146,956	-	-	-	-	-	-	-	-	-	-
Arm 3/27 - 60m IO	-	-	1,542,290	2,624,350	2,601,250	3,300,158	3,328,470	6,250,924	2,594,401	385,000	1,772,200	1,514,000
Arm 3/27 - Balloon 40/30	6,553,026	1,667,780	8,060,284	3,619,409	5,775,591	5,780,149	3,451,217	1,784,663	2,349,611	1,772,673	579,050	320,289
Arm 3/27 - Balloon 45/30	365,067	802,589	2,303,352	10,475,609	11,197,242	7,848,545	5,878,009	5,505,685	2,843,608	1,508,325	645,330	1,772,324
Arm 3/27 - Balloon 50/30	-	319,102	-	-	-	745,915	215,153	387,108	537,349	629,716	478,792	101,668
Arm 5/25	-	-	229,098	234,696	-	88,623	99,770	1,002,317	-	234,754	178,688	-
Arm 5/25 - 60m IO	-	-	-	239,980	-	-	942,000	2,327,350	1,328,900	-	1,155,300	752,875
Arm 5/25 - Balloon 40/30	-	-	63,723	93,530	383,156	166,897	627,030	219,729	-	494,520	-	-
Arm 5/25 - Balloon 45/30	-	-	-	79,956	141,162	1,011,165	1,386,519	322,233	132,289	-	-	-
Fixed Balloon 30/15	123,649	72,927	1,048,302	2,652,929	3,407,017	6,218,410	4,848,178	3,670,123	2,760,205	1,160,653	991,150	1,088,192
Fixed Balloon 40/30	2,478,583	3,508,959	8,359,500	5,567,100	2,778,805	4,043,889	1,879,858	3,046,821	2,913,285	2,280,162	570,275	1,161,408
Fixed Balloon 45/30	727,588	2,199,342	6,126,829	7,257,585	3,765,145	2,989,922	1,703,507	963,171	-	539,090	-	105,676
Fixed Balloon 50/30	366,891	443,781	2,144,662	774,385	1,616,018	215,885	501,980	319,241	303,915	-	-	-
Fixed Rate	17,773,344	16,961,939	30,614,318	27,360,772	19,386,187	21,588,102	11,967,705	8,650,843	4,643,234	4,724,267	3,265,112	3,553,506
Fixed Rate - 60m IO	-	-	421,000	2,252,037	2,956,771	1,829,385	1,643,464	1,392,906	268,932	2,688,000	163,920	-

IO & ARM Term Co-Incident	-	146,956	-	898,576	850,784	256,500	942,000	2,327,350	1,328,900	-	1,155,300	752,875

IO Term (Mos)
0	108,393,782	92,293,314	158,668,365	137,077,294	126,858,358	124,216,013	87,478,992	52,773,217	36,771,946	27,003,786	15,885,698	13,818,710
12	-	-	-	-	-	-	-	-	-	-	-	-
24	-	-	-	658,597	850,784	256,500	-	-	-	-	-	-
36	-	146,956	-	-	-	-	-	-	-	-	-	-
60	314,317	1,206,859	7,190,336	17,639,245	21,857,950	21,661,615	21,601,120	24,145,459	14,182,046	10,161,645	8,856,780	5,248,624
84	-	-	-	-	-	-	-	-	-	-	-	-
120	-	-	1,168,000	2,246,500	1,993,662	873,600	876,700	-	800,000	-	268,000	-
Neg Am
105%	-	-	-	-	-	-	-	-	-	-	-	-
110%	-	-	-	-	-	-	-	-	-	-	-	-
115%	-	-	-	-	-	-	-	-	-	-	-	-
125%	-	-	-	-	-	-	-	-	-	-	-	-
> 125%	-	-	-	-	-	-	-	-	-	-	-	-
Geography (ZIP+4)
92553	319,650	-	772,635	685,048	383,308	64,786	331,031	204,000	320,450	395,000	-	-
93635	-	404,410	478,386	-	670,525	255,350	-	-	332,000	429,327	305,062	443,950
11717	269,120	307,390	-	-	-	323,536	792,575	-	908,779	326,913	342,776	-
95376	-	-	-	790,091	-	349,752	505,089	-	1,014,464	-	508,120	-
92882	481,083	-	375,000	343,876	-	1,009,000	860,465	-	-	-	-	-
92336	-	767,712	911,622	-	575,828	-	-	331,200	-	-	-	-
90003	-	356,682	-	-	1,005,492	728,500	-	-	-	-	471,952	-
92807	-	579,814	-	-	759,486	535,885	649,821	-	-	-	-	-
20747	-	-	458,754	1,126,427	221,000	645,356	-	-	-	-	-	-
90011	-	-	-	838,640	969,911	347,656	-	-	177,382	105,807	-	-
Other	107,638,246	91,231,121	164,030,304	153,837,554	146,975,204	142,747,907	106,817,830	76,383,476	49,000,917	35,908,384	23,382,569	18,623,385

(US$)	LTV
FICO	<= 60%	61% - 65%	66% - 70%	71% - 75%	76% - 80%	81% - 85%	86% - 90%	91% - 95%	96% - 100%	> 100%
<= 550	13,979,598	8,155,307	12,058,002	16,794,409	29,399,059	18,381,655	8,158,405	1,190,770	590,893	-
551 - 575	7,124,175	4,276,604	9,912,688	12,342,749	22,390,731	18,147,265	17,799,480	1,446,367	207,070	-
576-600	14,851,302	5,412,154	9,904,979	19,802,375	39,795,133	26,668,482	29,212,553	6,162,789	15,216,934	-
601- 620	6,155,298	3,885,883	8,910,749	23,777,173	50,268,383	16,023,678	21,823,173	8,563,093	18,214,205	-
621-640	4,679,199	3,643,345	6,811,559	20,983,936	63,577,689	9,396,556	26,408,935	5,685,093	10,374,442	-
641-660	3,267,464	3,090,365	3,927,953	25,740,014	71,723,679	11,342,566	11,948,483	3,519,975	12,447,227	-
661-680	2,537,943	1,438,970	1,018,740	20,306,068	54,779,116	6,005,040	10,800,074	2,978,498	10,092,362	-
681-700	2,645,120	1,275,260	1,343,452	10,525,195	43,326,627	5,012,899	3,886,513	2,735,477	6,168,134	-
701-720	1,217,820	554,283	1,126,884	4,433,637	30,334,863	2,446,194	3,740,804	1,011,253	6,888,254	-
721-740	1,001,294	2,689,211	1,228,302	2,587,768	19,659,693	2,554,331	3,558,288	1,123,166	2,763,377	-
741-760	923,634	556,208	1,553,477	1,148,601	14,423,558	1,707,615	1,845,773	299,916	2,839,697	-
>= 760	1,772,088	-	-	1,277,518	10,074,337	143,328	2,526,612	260,000	2,725,452	-
Lien
1st	60,154,937	34,977,590	57,796,783	159,719,444	449,752,868	117,512,697	141,572,737	33,408,129	37,866,915	-
2nd	-	-	-	-	-	316,912	136,357	1,568,268	50,661,132	-
Junior Lien(s) (CLTVs)
<= 80%	-	-	-	-	-	-	-	-	-	-
81% - 85%	-	-	-	-	-	316,912	-	-	-	-
86% - 90%	-	-	-	-	-	-	136,357	-	-	-
91% - 95%	-	-	-	-	-	-	-	1,568,268	-	-
96% - 100%	-	-	-	-	-	-	-	-	50,661,132	-
> 100%	-	-	-	-	-	-	-	-	-	-
Orig. Loan Balance
< $100,000	6,436,804	1,892,764	3,800,145	11,842,141	28,010,570	8,914,521	9,843,215	2,057,070	43,602,599	-
$100,000 - $150,000	10,073,474	6,737,846	6,209,294	20,574,964	53,304,959	14,749,223	12,308,753	4,449,663	17,926,535	-
$151,000 - $200,000	13,938,284	4,840,058	10,194,802	21,634,174	63,312,659	15,691,340	17,165,737	2,926,941	8,209,894	-
$201,000 - $250,000	10,350,389	4,110,126	10,009,188	19,371,455	60,335,962	18,834,784	19,811,788	3,388,891	3,863,030	-
$251,000 - $300,000	6,886,496	4,116,042	5,444,886	16,256,225	50,962,343	12,873,566	17,005,456	2,491,733	3,035,896	-
$301,000 - $350,000	4,840,887	3,653,397	6,777,427	11,852,547	44,336,782	15,900,205	14,792,254	3,578,813	956,528	-
$351,000 - $400,000	1,852,445	3,028,005	5,299,982	15,909,553	39,455,624	8,244,187	13,051,618	4,495,464	3,086,974	-
$401,000 - $450,000	1,684,245	810,852	422,742	12,466,302	34,928,736	6,417,905	10,649,324	2,172,689	2,154,083	-
$451,000 - $500,000	2,427,441	1,902,026	3,323,023	12,954,244	20,395,433	4,251,162	6,689,734	2,408,318	1,908,002	-
> $500,000	1,664,472	3,886,475	6,315,294	16,857,837	54,709,800	11,952,715	20,391,216	7,006,815	3,784,505	-
Loan Purpose
Purchase	2,628,457	2,855,289	5,448,561	76,280,039	265,141,077	11,928,797	30,211,182	5,037,861	68,625,492	-
Refinance - Rate Term	1,765,429	3,976,482	4,799,412	5,637,122	20,260,369	11,012,907	17,135,170	3,597,577	3,994,353	-
Refinance - Cashout	55,761,051	28,145,820	47,548,810	77,802,283	164,351,422	94,887,905	94,362,742	26,340,958	15,908,202	-
Documentation Type
Full	32,409,565	17,195,665	35,737,616	108,315,310	242,639,378	76,201,773	91,356,273	22,315,860	55,265,312	-
Reduced	2,912,585	3,959,296	1,652,806	17,075,814	94,661,533	6,515,413	15,648,346	2,507,408	17,008,618	-
No Income/ No Asset	-	-	650,000	-	345,901	-	384,423	739,049	48,928	-
Stated Income / Stated Assets	24,832,786	13,822,629	19,756,360	34,328,320	112,106,056	35,112,423	34,320,052	9,414,080	16,205,188	-
Occupancy
Owner-Occupied	56,814,374	33,166,550	55,097,363	155,970,469	437,062,016	108,388,375	130,419,630	34,408,994	87,820,292	-
Second Home	104,671	-	80,443	471,851	4,251,907	1,710,802	2,421,860	173,370	577,339	-
Investment Property	3,235,892	1,811,040	2,618,977	3,277,124	8,438,945	7,730,433	8,867,604	394,033	130,416	-
Property Type
Single Family Residence	46,597,644	29,490,544	45,042,254	110,122,141	328,891,071	91,590,952	114,310,474	25,990,182	64,582,944	-
Condo	2,850,203	1,008,582	2,399,051	13,182,196	28,047,353	4,554,208	5,025,691	2,303,728	6,009,649	-
2 Family	4,636,321	1,685,689	2,480,913	5,597,999	17,069,097	6,038,488	5,405,895	1,097,469	2,213,939	-
3-4 Family	1,660,983	493,811	1,039,778	4,803,827	7,634,660	3,174,274	563,316	356,070	1,103,684	-
PUD	4,409,786	2,298,964	6,834,787	26,013,280	68,110,687	12,471,687	16,403,718	5,228,947	14,617,831	-
MH	-	-	-	-	-	-	-	-	-	-
DTI
< 30%	10,096,062	4,137,087	7,638,792	14,574,229	35,702,406	10,618,161	14,853,120	3,273,555	5,635,258	-
30% - 34%	6,577,285	2,999,780	5,279,866	10,987,249	26,618,300	9,352,026	9,642,818	4,501,299	5,790,851	-
35% - 39%	9,043,919	6,614,989	8,914,452	19,154,510	58,235,037	16,102,231	17,796,623	2,246,161	9,513,411	-
40% - 44%	17,869,319	8,511,420	13,600,985	28,292,396	123,390,517	34,529,822	25,341,213	7,918,086	21,065,095	-
45% - 49%	11,736,606	9,293,535	17,022,386	52,397,056	153,097,048	38,294,001	56,431,642	12,912,209	38,225,046	-
50% - 54%	4,626,988	3,420,778	4,886,206	31,166,535	50,718,440	8,933,367	17,643,678	4,054,959	8,169,462	-
> 55%	204,758	-	454,096	3,147,469	1,991,120	-	-	70,128	128,924	-
Loan Type
Arm 2/28	16,078,173	8,151,356	15,572,475	20,786,550	79,448,729	27,993,548	33,884,399	4,999,313	3,975,832	-
Arm 2/28 - 120m IO	162,000	279,500	233,000	-	3,861,062	560,000	1,763,900	-	-	-
Arm 2/28 - 24m IO	555,000	-	-	-	459,660	-	180,000	256,500	314,721	-
Arm 2/28 - 60m IO	2,375,289	2,468,961	2,827,493	12,171,725	64,611,407	6,339,335	12,944,451	3,186,647	864,824	-
Arm 2/28 - Balloon 40/30	12,010,302	7,047,712	12,886,342	23,377,544	104,497,558	32,640,137	43,158,651	11,723,986	2,412,100	-
Arm 2/28 - Balloon 45/30	249,766	400,204	738,031	36,347,250	29,931,591	2,646,570	2,864,038	1,623,051	1,180,321	-
Arm 2/28 - Balloon 50/30	178,943	1,528,963	588,166	546,209	8,044,868	1,701,159	1,951,056	-	-	-
Arm 2/28 - Dual 40/30	719,099	534,012	562,501	322,204	1,142,962	988,280	1,274,911	379,736	-	-
Arm 3/27	2,194,649	1,600,673	1,262,738	5,047,544	18,627,875	6,120,405	3,493,217	1,044,213	11,111,157	-
Arm 3/27 - 120m IO	196,000	-	-	375,000	796,000	-	-	-	-	-
Arm 3/27 - 36m IO	-	-	146,956	-	-	-	-	-	-	-
Arm 3/27 - 60m IO	185,000	-	774,190	1,568,150	13,837,124	1,393,931	3,676,298	1,194,800	3,283,550	-
Arm 3/27 - Balloon 40/30	1,456,304	435,435	1,012,523	5,338,716	19,900,601	4,866,106	3,066,339	309,396	5,328,323	-
Arm 3/27 - Balloon 45/30	180,887	324,730	383,779	27,930,433	16,412,778	998,180	2,556,377	1,148,456	1,210,064	-
Arm 3/27 - Balloon 50/30	-	-	948,818	-	703,930	1,228,512	-	533,544	-	-
Arm 5/25	199,522	129,516	178,688	88,623	1,137,319	334,278	-	-	-	-
Arm 5/25 - 60m IO	320,000	-	-	1,326,355	4,573,049	527,000	-	-	-	-
Arm 5/25 - Balloon 40/30	-	383,156	166,897	199,286	741,002	558,243	-	-	-	-
Arm 5/25 - Balloon 45/30	-	-	-	1,289,701	1,648,780	-	-	134,843	-	-
Fixed Balloon 30/15	89,631	-	-	-	-	316,912	274,299	489,561	26,871,333	-
Fixed Balloon 40/30	2,834,546	339,389	1,625,691	2,251,711	11,292,005	4,171,366	1,142,909	2,049,427	12,881,600	-
Fixed Balloon 45/30	893,650	912,992	1,449,250	3,179,227	14,892,019	1,062,237	1,024,062	1,192,260	1,772,159	-
Fixed Balloon 50/30	600,609	172,163	1,029,634	569,562	3,617,252	329,817	367,721	-	-	-
Fixed Rate	16,824,045	8,812,328	14,253,114	16,192,462	44,762,407	21,828,093	26,005,151	4,710,664	17,101,063	-
Fixed Rate - 60m IO	1,851,521	1,456,500	1,156,500	811,192	4,812,888	1,225,500	2,081,314	-	221,000	-

IO & ARM Term Co-Incident	875,000	-	146,956	1,326,355	5,032,709	527,000	180,000	256,500	314,721	-

IO Term (Mos)
0	54,510,127	30,772,629	52,658,645	143,467,022	356,801,677	107,783,843	121,063,131	30,338,449	83,843,952	-
12	-	-	-	-	-	-	-	-	-	-
24	555,000	-	-	-	459,660	-	180,000	256,500	314,721	-
36	-	-	146,956	-	-	-	-	-	-	-
60	4,731,810	3,925,461	4,758,183	15,877,422	87,834,469	9,485,766	18,702,063	4,381,447	4,369,374	-
84	-	-	-	-	-	-	-	-	-	-
120	358,000	279,500	233,000	375,000	4,657,062	560,000	1,763,900	-	-	-
Neg Am
105%	-	-	-	-	-	-	-	-	-	-
110%	-	-	-	-	-	-	-	-	-	-
115%	-	-	-	-	-	-	-	-	-	-
125%	-	-	-	-	-	-	-	-	-	-
> 125%	-	-	-	-	-	-	-	-	-	-
Geography (ZIP+4)
92553	393,877	-	-	-	1,497,513	651,481	723,050	-	209,987	-
93635	-	305,062	-	989,760	675,501	478,386	784,475	-	85,826	-
11717	-	-	269,120	307,390	2,205,615	-	413,000	-	75,964	-
95376	-	-	-	779,649	1,568,007	396,693	-	-	423,168	-
92882	-	-	-	795,000	767,876	440,465	1,066,083	-	-	-
92336	-	259,814	-	-	331,200	560,000	1,435,347	-	-	-
90003	-	324,730	304,500	298,405	424,000	356,682	854,308	-	-	-
92807	-	-	-	579,814	1,663,483	-	-	-	281,709	-
20747	164,621	-	189,682	507,370	695,789	221,000	210,925	197,265	264,884	-
90011	177,382	-	-	838,640	860,909	456,658	-	-	105,807	-
Other	59,419,057	34,087,984	57,033,482	154,623,417	439,062,975	114,268,244	136,221,905	34,779,131	87,080,702	-